                                                                   EXHIBIT 99.32

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE WARRANT REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAN AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. W-203-13                       WARRANT                   As of June 30, 2003

                  To Purchase 100,000 Shares of Common Stock of
                      Universal Automotive Industries, Inc.

         1. Number of Shares; Exercise Price; Term. In partial consideration for entering into that certain Investment Banking Agreement effective as of June 30, 2003 by and between J.P. Turner & Company, L.L.C. ("Turner Company") and Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), the Company issued a warrant (the "Original Warrant") to Turner Company to acquire 100,000 shares (the "Shares") on the terms and conditions set forth in the Original Warrant. Turner Company has transferred to J.P. Turner Partners, LLP ("Holder") the Original Warrant entitling Holder to acquire 100,000 Shares of Common Stock upon the terms and subject to the conditions hereinafter set forth. Holder is entitled, at any time from the date of this Warrant, and subject to the vesting schedule attached hereto as Exhibit A, and at or prior to 11:59 p.m. Central Time, on June 30, 2006 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to 100,000 fully paid and nonassessable shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock") at a purchase price of $.75 per Share. Such number of Shares and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

         2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by Holder, in whole or in part, at any time, or from time to time, subsequent to the date hereof, and subject to the vesting schedule attached hereto as Exhibit A, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of Holder, at the office of the Company in Chicago, Illinois (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company). Payment of the Exercise Price for the Shares thereby purchased shall be made by cash, certified or cashier's check or wire transfer payable to the order of the Company, at 10:00 a.m., Central Time, on the day following surrender of this Warrant and the Notice of Exercise, in an amount equal to the purchase price of the Shares thereby purchased. Thereupon, Holder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

         3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to Holder promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

         4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which Holder as the holder would

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otherwise be entitled, Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if Holder tenders the Exercise Price for one whole share.

         5. No Rights as Shareholder. This Warrant does not entitle Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

         6. Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of Holder as the holder of this Warrant. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

         7. No Transfer. This Warrant and any rights hereunder are not transferable by Holder as the holder hereof except to employees or affiliates of Holder, in whole or in part, without the prior written consent of the Company. However, in the event of any resales of the Shares after exercise of all or part of the Warrant, the Company agrees to accept, and shall so instruct its transfer agent to accept, an appropriate Rule 144 opinion letter from any qualified securities attorney (provided that such opinion provides that counsel for the Company may rely thereon) representing Holder or any of its affiliates or agents that are holders of such Shares.

         8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

         10. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares equal to the number of such Shares purchasable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of Holder. Such Shares will not be subject to any preemptive rights.

         11. Listing on Securities Exchanges, Etc. The Company will maintain the listing of all Shares issuable or issued from time to time upon exercise of this Warrant on each securities exchange or market or trading system on which any shares of Common Stock are then or at any time thereafter listed or traded, but only to the extent and for such period of time as such shares of Common Stock are so listed.

         12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         13. Adjustments and Termination of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that Holder as the holder of this Warrant shall thereafter

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be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which Holder as the holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

                  (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Shares, or make any other distribution with respect to Common Stock in Shares, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

                  (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 13(c) or 13(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and
(ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

         14. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to
Section 13 hereof, the Company shall issue and provide to Holder as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

         15.      Registration Rights.

                  (a) Registration Shares. As used herein, the term "Registrable Securities" shall mean this Warrant and/or the shares of Common Stock issued or issuable upon exercise of this Warrant, as the same shall be so designated by the Holder.

                  (b) "Piggy Back" Registration. Each time from the date hereof until the Expiration Time, the Company shall advise Holder, whether Holder holds this Warrant or has exercised this Warrant and holds any of the Common Stock, by written notice at least two weeks prior to the filing of any registration statement (other than a registration statement on Form S-8 or its counterpart), covering any securities of the Company, whether for its own account or for the account of others, and shall, upon the request of Holder, include in any registration statement such

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information as may be required to permit a public offering of any or all of the
Registrable Securities of Holder, all at no expense whatsoever to Holder (to the extent as permitted by the Securities Act of 1933 or the rules and regulations promulgated thereunder), except that each Holder whose Registrable Securities are included in such registration shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to the Registrable Securities sold by it.

                  (c) Further Rights. The registration rights provided by this Section 15 may be exercised by Holder either prior or subsequent to its exercise of this Warrant. The piggyback registration rights provided by this
Section 15 shall be pari passu to any other piggyback registration rights granted by the Company to other holders of its outstanding securities.

         16. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to conflict of laws principles.

         17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Holder as the holder hereof.

         18. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one
(1) business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five (5) business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for Holder as the holder set forth in the registry maintained by the Company pursuant to Section 8, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or Holder as the holder may designate by ten (10) day advance written notice.

         19. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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         IN WITNESS WHEREOF, Universal Automotive Industries, Inc. has caused this Warrant to be executed by its duly authorized officer.

                                 UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 Name of Holder: J.P. Turner Partners, LLP
                                                 Attn: Patrick J. Power
                                 Address: 3340 Peachtree Road, Suite 2300 Atlanta, Georgia 30326

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                                    EXHIBIT A

                                VESTING SCHEDULE

Vesting Period                                                               Number of Shares Vested
--------------                                                               -----------------------
On effective date of Warrant                                                           20,000

30 days following effective date of Warrant                                            16,000

60 days following effective date of Warrant                                            16,000

90 days following effective date of Warrant                                            16,000

120 days following effective date of Warrant                                           16,000

150 days following effective date of Warrant                                           16,000
                                                                                      -------
         TOTAL                                                                        100,000
                                                                                      =======

Notwithstanding the above, the Warrant shall vest completely and immediately in favor of Holder and shall become exercisable immediately, in the event of the consummation of (i) sale of the Company (or all or substantially all of the assets thereof) or (ii) an acquisition or merger transaction of the Company by or into another entity.

                               NOTICE OF EXERCISE

To:      Universal Automotive Industries, Inc.

         1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of common stock $.01 par value of Universal Automotive Industries, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for his own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares.

         3. The undersigned understands that unless there is an effective registration statement for either the issuance of the Shares by the Company or resale of the Shares by the undersigned, the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that he is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS."

                  (b)      Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                           _____________________________________
                                           (Print Name)

______________________                     By:_________________________________
         Date                                      Title:______________________

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